Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Natural Gas Services Group, Inc. on Form S-3 (Amendment No. 2) of our report, dated February 11, 2005, appearing in the Annual Report on Form 10-KSB of Natural Gas Services Group, Inc. for the year ended December 31, 2004. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.




HEIN & ASSOCIATES LLP

Dallas, Texas
July 7, 2005